Exhibit 10.41



                          CREDIT AND SECURITY AGREEMENT


                           Dated as of April ___, 1997

         SUNRISE EDUCATIONAL SERVICES, INC., a Delaware corporation formerly known as Sunrise Preschools, Inc. (the "Borrower"), and IMPERIAL BANK, a California banking corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

                  "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

                  "Advance" means an advance to the Borrower by the Lender under Facility One, Facility Two, Facility Three, Facility Four or otherwise under the Credit Facilities.

                  "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit and Security Agreement.

                  "Banking Day" means a day other than a Saturday or a Sunday on which banks are generally open for business in Inglewood, California.

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                  "Cash Flow Coverage  Ratio" means a rolling ratio based on the prior four quarters (the prior 12 months) determined by dividing EBITDA for such prior period by the current portion of the Borrower's long term debt for the prior period plus interest expenses for the prior period. All components of the Cash Flow Coverage Ratio are to be determined in accordance with generally accepted accounting principles
         consistent  with  those  used  in  preparing   Borrower's  most  recent
         consolidating and consolidated audited financial statement.

                  "Collateral" means all of the Fixtures, Equipment, Vehicles, General Intangibles, Inventory, Receivables, and fixed assets, all sums on deposit in any collateral account, together with all substitutions and replacements for and products of any of the foregoing Collateral and together with proceeds of any and all of the foregoing Collateral and together with (i) all accessories thereto, (ii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such collateral, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such collateral.

                  "Credit Facility" means the credit facilities being made available to the Borrower by the Lender as Facility One, Facility Two, Facility Three and Facility Four pursuant to Article II hereof.

                  "Current Ratio" means the Borrower's total current assets divided by the Borrower's total current liabilities. All components of the Current Ratio are to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

                  "Debt to EBIDTA Ratio" means the ratio of Borrower's capitalized debt (all non-subordinated, interest bearing liabilities of Borrower) to Borrower's EBIDTA, all components of which are to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

                  "Debt to Worth Ratio" means the Borrower's total liabilities less Subordinated Debt divided by the Borrower's total equity plus Subordinated Debt. All components of the Debt to Worth Ratio are to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means the period following the occurrence of a Default or Event of Default which period shall continue until and unless the Lender shall thereafter waive such Default or Event of Default in writing.

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                  "Default  Rate" means at any time five  percent  (5%) over the
         Floating Rate, which Default Rate shall change when and as the Floating Rate changes.

                  "EBIDTA" means earnings before interest, depreciation, taxes and amortization for the applicable time period (the four prior quarters or, in the case of pro-forma projections, the subsequent four quarters) plus, with respect to the quarters ending January 31, 1997 and April 30, 1997 the total amount of $1,008,000. In addition, in calculating EBIDTA for purposes of advances under Facility One, EBIDTA shall be adjusted for any negative cash flow from the acquisition in question.

                  "Environmental Laws" has the meaning specified in Section 5.12 hereof.
                  "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, furniture, day care center equipment, fixed assets, plant assets, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower, but excluding any equipment leased from non-Affiliate third parties.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" has the meaning specified in Section 8.1 hereof.

                  "Floating Rate" means an annual rate of interest equal to the sum of the Prime Rate plus a margin percentage as listed, with respect to each Credit Facility in Article II below. The Floating Rate shall change if and when the Prime Rate changes.

                  "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names (including without limitation the trade names and trademarks "SUNRISE PRESCHOOLS" and "SUNRISE EDUCATIONAL SERVICES"), trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name and the goodwill of the Borrower's business.

                  "Fixtures" means all tangible personal property owned or hereafter acquired by Borrower which is attached or affixed to real property, including Borrower's interest in leasehold improvements.

                  "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

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

                  "Landlord Waiver Requirement" has the meaning given that term in Section 4.3 of this Agreement.

                  "Late Charge" means five percent (5%) of the amount of any installment which is past due in excess of ten (10) days, as provided in Section
2.6 of this Agreement and in the Note.

                  "Loan Documents" means this Agreement, the Notes and the Security Documents and all other documents relating to any of the foregoing.

                  "Net Loss" means an after tax net loss for the Borrower from continuing operations determined on a consolidating and consolidated basis, to be determined in accordance with generally accepted accounting principles consistent with those used in preparing Borrower's most recent consolidating and consolidated audited financial statement.

                  "Notes" mean the promissory notes of the Borrower for each separate Credit Facility payable to the order of the Lender in substantially the form attached hereto as EXHIBIT A-1, A-2, A-3 and A-4

                  "Obligations" has the meaning specified in Section 3.1 hereof.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) each of the child care facilities listed on EXHIBIT E attached hereto.

                  "Prime Rate" means the rate of interest publicly announced from time to time by Imperial Bank, a California banking corporation, in Inglewood, California as its prime rate for lending (the "Prime Rate") (the Prime Rate is not intended to be the lowest rate of interest charged by Lender in connection with extensions of credit to borrowers) or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender;

                  "Pro Forma Cash Flow Coverage Ratio" means a rolling ratio for the subsequent four quarters (the subsequent 12 months) determined by dividing projected EBITA from such period (reduced by any negative cash flow anticipated form the Facility being acquired) by the current portion of long term debt for such period plus interest expense for such period (including debt and interest on the Facility to be acquired).

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

                  "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services or services to be rendered, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, accounts receivable, contract rights, loans and obligations receivable, chattel papers, bonds, notes, drafts, acceptances, and other debt instruments, purchase orders, tax refunds and rights to payment in the nature of general intangibles and other forms of obligations and receivables.

                  "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                  "Security Documents" means all documents relating to the security interest in the Collateral being given to Lender.

                  "Security Interest" has the meaning specified in Section 3.1 hereof.

                  "Stock Warrant" has the meanings specified in Section 4.4 hereof.

                  "Subordinated Debt" means debt which is junior in all respects to amounts due to Lender pursuant to subordination agreements approved by Lender.

                  "Term Out Date" means the date which is one year from the date of this Agreement.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.12 hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  "Vehicles" means all right, title and interest of Borrower now held or hereafter acquired in all automobiles, busses, vans, trucks and other motor vehicles, other than motor vehicles leased from non-Affiliate third parties.

                  "Warrant Requirement" has the meaning given in Section 4.4 of this Agreement.

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                                   ARTICLE II

         Section 2.1 FACILITY ONE. The Lender agrees, as "Facility One" and on the terms and subject to the conditions herein set forth, to make Advances to the Borrower from the date of the satisfaction of the Landlord Waiver Requirement and Warrant Requirement to the Term Out Date (one year from the date hereof) or the earlier date of termination of this Facility One pursuant to Sections 2.7 or 8.2 hereof, in the aggregate amount at anytime outstanding not to exceed $1,000,000, which Advances shall be secured by the Collateral as provided in Article III hereof. Facility One shall be a non-revolving term facility. The aggregate amount of all advances under Facility One shall not exceed $1,000,000. Advances under Facility One are limited for use by the Borrower in paying up to 80% of the purchase price of established child care centers. Each request for an Advance under Facility One shall be made in writing specifying the date upon which the Advance is requested, the amount thereof, the designation of the child care center to be acquired, a copy of the purchase contract with respect to the center being acquired and such other information as Lender may request concerning the acquisition, including, without limitation, the operating history and financial performance of the center to be acquired. Lender may condition any Facility One Advance on amendments to this Agreement or any of the Security Instruments in order to encumber or perfect the lien of Lender on the Collateral to be acquired in connection with the acquisition and the payment of reasonable attorneys fees reasonably incurred in connection with such amendments. The following shall apply to Facility One:

                  (a) Each Advance made by Lender under Facility One shall be evidenced by and repayable with interest in accordance with a separate Facility One Note to be executed by Borrower at the time of each Facility One advance in the form attached hereto as EXHIBIT A-1.

                  (b) The interest rate payable for Facility One advances shall be a Floating Rate equal to the Prime Rate plus 2.5 percentage points or, at the election of Borrower made at the Term Out Date at the fixed rate quoted to Borrower by Lender at such time.

                  (c) No further advances under Facility One shall be made after the Term Out Date.

                  (d) As further specified in the Facility One Note, prior to the Term Out Date, interest on Facility One Advance shall be payable monthly and principal shall be payable monthly in an amount equal to 3% of the principal balance of the Facility One Advances outstanding as of the last day of the prior month.

                  (e) From and after the Term Out Date principal and interest on the then outstanding balance of the Facility One Note shall be payable monthly in an amount necessary to fully amortize principal, at the interests rate specified above, in equal monthly payments over three years from the Term Out Date. Such amortized payments may change corresponding to changes in the Prime Rate.

                  (f) A Commitment Fee of .25% of the total amount available under Facility One is payable at closing.

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                  (g)  An  Origination  Fee  of 2%  of  amounts  advanced  under
Facility One shall be payable upon each such Facility One Advance.

         Section 2.2 FACILITY TWO. The Lender agrees as "Facility Two" and, on the terms and subject to the conditions herein set forth, to make Advances to the Borrower from time to time from the date hereof to and including one year from the date hereof, (or the earlier date of termination of this facility pursuant to Sections 2.7 or 8.2 hereof), in the aggregate amount at any time outstanding not to exceed $500,000, which advances shall be secured by the Collateral as provided in Article III hereof. Facilities Two shall be a revolving facility and it is contemplated that the Borrower will request advances, make prepayments and request additional Advances. If the aggregate amount of outstanding Advances made under Facility Two exceeds $500,000, Borrower shall immediately repay the excess to Lender. Advances under Facility Two are to provide temporary working capital to the Borrower and the following apply to Facility Two:

                  (a) All Advances made by Lender under Facility Two shall be evidenced by and repayable with interest in accordance with the Facility Two Note to be executed by Borrower at closing in the form attached hereto as EXHIBIT A-2.

                  (b) The interest rate payable on Facility Two Advances shall be a Floating Rate equal to the Prime Rate plus 1.5 percentage points.

                  (c) Interest under the Facility Two shall be payable monthly and all outstanding principal and any accrued interest shall be due and payable one year from the date hereof.

                  (d) A Commitment Fee of .5% of the total amount available under Facility Two is payable at closing.

         Section 2.3 FACILITY THREE. The Lender agrees, as Facility Three and upon the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time during the period from the date hereof to one year from the date hereof (or the earlier date of termination of the facility pursuant to Section 2.7 or 8.2 hereof) in an aggregate amount not to exceed $500,000, which advances shall be secured by the Collateral as provided in
Article III hereof. Facility Three shall be used by the Borrower in acquiring new and used Vehicles or Equipment used in Borrower's business. The advances under Facility Three shall not be revolving advances but shall constitute separate term loans payable monthly, as provided below, on a full amortization schedule based upon a 60 month amortization for new Vehicles or 36 month amortization for used Vehicles and Equipment. Each request for an Advance under Facility Three shall be accompanied by an invoice showing the cost of the item to be acquired with the Advance and, in the case of Vehicles, with title documents with respect to the Vehicles. Lender may condition any Facility Three Advances on amendments to this Agreement or any of the Security Instruments in order to encumber or perfect the lien of Lender on the Collateral to be acquired in connection with the acquisition and the payment of reasonable attorneys fees reasonably incurred in connection with such amendment. The aggregate amount of all advances under Facility Three shall not exceed $500,000. The following apply to Facility Three:

                  (a) All Advances made by Lender under Facility Three shall be evidenced by and repayable with interest in accordance with the Facility Three Notes, with a separate Facility Three Note to be executed by Borrower at the time of each Facility Three Advance in the form attached hereto as EXHIBIT A-3. Each Facility Three Note shall be repayable monthly on a full amortization schedule based upon a 60 month amortization for new Vehicles or 36 month amortization for used Vehicles and Equipment.

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                  (b) The interest rate payable on Facility Three Advances shall be a Floating Rate equal to the Prime Rate plus 1.75 percentage points, or at the election of Borrower made at the time of the applicable advance at a Fixed Rate quoted to Borrower by Lender at such time.

                  (c) An Origination Fee of .5% the total amount available under Facility Three is payable at closing.

         Section 2.4 FACILITY FOUR. The Lender agrees, as Facility Four and on the terms and subject to the conditions herein set forth, to make Advances to the Borrower at the closing hereunder in the aggregate amount not to exceed $1,000,000 for the purpose of refinancing existing equipment loans, existing improvement loans, and other existing loans approved for refinancing by Lender and for refinancing existing debt owed by Borrower to sellers of day care facilities. Facility Four is not a revolving facility and is payable as a fully amortized loan with a 48 month term. The following apply to Facility Four.

                  (a) Facility Four shall be evidenced by and repayable with interest in accordance with the Facility Four Note to be executed by Borrower at closing in the form of EXHIBIT A-4 attached hereto.

                  (b) The interest rate payable on Facility Four Advances shall be a Floating Rate equal to the Prime Rate plus one percentage point or, at the election of Borrower made at Closing, at a Fixed Rate quoted to Borrower by Lender at Closing.

An Origination Fee of .25% of the total amount available under Facility Four is payable at closing.

          Section 2.5 ADVANCES. The Borrower agrees to comply with the following procedures in requesting Advances under Sections 2.1, 2.2, 2.3, and 2.4

                  (a) The Borrower will not request any Advance if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under the applicable facility would exceed the applicable maximum amounts specified in Sections 2.1, 2.2, 2.3 and 2.4 above.

                  (b) Each request for an Advance shall be made to the Lender prior to 12:00 noon (Phoenix, Arizona time) at least two (2) Banking Days prior to the day of the Advance in the case of Facility One and Facility Four Advances, at least two (2) Banking Days prior to the day of the Advance in the case of Facility Three Advances and of at least one (1) Banking Day prior to the day of the Advance in the case of Facility Two Advances. Each request for an Advance shall be made in writing, specifying (i) the Banking Day on which the Advance is to be made is requested, (ii) the amount thereof, (iii) the application of the proceeds thereof and shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent.

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                  (c) Upon  fulfillment  of the  applicable  conditions  of this
Agreement, the Lender shall disburse loan proceeds in accordance with the Borrower's written instructions. The Borrower shall be obligated to repay all Advances notwithstanding the fact that the person requesting the same was not in fact authorized to do so, provided however that all requests for an Advance shall be made in writing as provided in subsection (b) above. Any request for an Advance shall be deemed to be a representation by the Borrower that (i) the condition set forth in in this Article II have been met, and (ii) the conditions set forth in Section 4.2 hereof have been met as of the time of the request.

         Section 2.6  INTEREST.

                  (a) The principal of the Advances outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the applicable rate set forth in Sections 2.1, 2.2, 2.3 and 2.4 above; PROVIDED, HOWEVER, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the principal of the Advances under all of the Notes outstanding from time to time shall bear interest at the Default Rate during the entire Default Period; PROVIDED FURTHER that if any payment of interest and/or principal is not received by the holder of the Notes when such payment is due, then in addition to the remedies conferred upon the holder and the other loan documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the holder for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period; and PROVIDED, FURTHER, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of such Advances outstanding from time to time shall be payable on the fifteenth (15th) day of each succeeding month and on the applicable maturity date set forth in Section 2.1, 2.2, 2.3 or 2.4 above, or earlier demand made in accordance with the provisions of this Agreement or prepayment in full. The Borrower agrees that the interest rate contracted for includes the interest rate set forth herein plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent same are deemed interest under applicable law.

                  (b) If any Person shall acquire a participation in Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Article II and the Note, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the applicable Floating Rate, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement. The Lender shall not be obligated to request, induce or permit any Person to acquire or to retain any participation at all or in any particular amount or at any particular rate of interest or on any particular terms.

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

          Section 2.7 VOLUNTARY PREPAYMENT; TERMINATION OF AGREEMENT BY THE BORROWER; PERMANENT REDUCTION OF COMMITMENT.

                  (a) Except as otherwise provided herein, the Borrower may, in its discretion, upon at least three (3) Banking Days irrevocable notice to the Lender, prepay on any Banking Day the Advances in whole at any time or from time to time in part. The notice of prepayment shall specify the date and amount of the prepayment, and the loan to which the prepayment applies. Other than with respect to the prepayment of any fixed rate obligation which is subject to the prepayment fee provisions of Section 2.7(c) below, any such prepayment shall be without any fee. Notice of prepayment having been delivered as aforesaid, the principal amount of the prepayment specified in such notice shall become due and payable on the prepayment date set forth in such notice. All payments of principal under this section shall be accompanied by accrued but unpaid interest on the amount being prepaid through the date of such prepayment and, with respect to any prepayment of a fixed rate obligation, by the applicable prepayment fee specified in Section 2.7(c) below. Subject to the foregoing provisions, the Borrower may terminate this Agreement at any time and, subject to payment and performance of all the Borrower's obligations to the Lender, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement.

                  (b) The Borrower may at any time and from time to time, upon at least 30 days' prior written notice to the Lender, permanently reduce the Commitment in whole or in part, without payment of any fee or penalty; provided, however, that no reduction shall reduce the Commitment to an amount less than the then-aggregate amount of the Advances.

                  (c) PREPAYMENT OF FIXED RATE LOANS. If Borrower prepays any Advance which has a fixed interest rate Borrower shall pay a prepayment premium. The prepayment premium shall be computed as follows: 1% of the amount prepaid if the amount prepaid is under $50,000, and if the amount prepaid is $50,000 or over, the result of [the present value of the remaining cash flows calculated at the interest rate on the Advance being prepaid discounted at the Treasury Constant Yield (TCY) + 100 basis points] minus the [principal amount being prepaid]. The TCY is calculated as the interpolated constant maturity Treasury rate with a maturity matching the remaining average life of the Advance being prepaid. Rate date is obtained, at the time of prepayment, from the most recent Federal Reserve H-15 Report using data from the most recent week ending column.

         Section 2.8 MANDATORY PREPAYMENT. Without notice or demand, if the sum of the outstanding principal balance of the Advances under any Facility shall at any time exceed the applicable maximum amounts specified in Section 2.1, 2.2,
2.3 or 2.4 , the Borrower shall immediately prepay the Advances to the extent necessary to reduce the sum of the outstanding principal balance of the Advances to the applicable maximum amounts specified in Section 2.1, 2.2, 2.3 or 2.4. Any payment received by the Lender after an Event of Default may be applied to the Advances, including interest thereon and any fees, commissions, costs and expenses hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its sole discretion, may from time to time determine.

         Section 2.9 PAYMENT. All payments of principal of and interest on the Advances shall be made to the Lender in immediately available funds. The Borrower hereby authorizes the Lender, in its discretion at any time or from time to time and without request by the Borrower, but upon 5 days prior notice to Borrower, to make an Advance or Advances in such amount as shall be necessary to pay principal and accrued interest amounts and any fees, costs or expenses from time to time due to the Lender hereunder or under the Security Documents.

         Section 2.10 PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

         Section  2.11 USE OF  PROCEEDS.  The  proceeds of  Advances  under each
Facility shall be used by the Borrower for applicable purposes set forth in Sections 2.1, 2.2, 2.3 and 2.4 above.

         Section 2.12 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, liability records as to any and all Advances made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct unless Borrower gives notice of its exception to the same within 30 days after receipt by the Borrower of copies of any of such records. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender for Advances under this Agreement. Any billing statement or accounting rendered by the Lender shall be conclusive and binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 30 days after receipt by the Borrower of said billing statement or accounting.

         Section 2.13 SETOFF. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, against any indebtedness owed to the Lender by the Borrower (for Advances or for any other Obligations). In addition, each other Person holding a participating interest in any Advances made to the Borrower by the Lender shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

         Section 2.14 FEES.

                  (a) The Borrower hereby agrees to timely pay the Lender the fully earned and non-refundable origination and commitment fees specified in Sections 2.1, 2.2, 2.3 and 2.4 above.

                  (b) The Borrower hereby agrees to pay the Lender, on demand, audit fees not to exceed $2,500 per audit and $5,000 per year in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower in connection with the Collateral, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. Lender shall give at least one day's prior notice of any such audit; provided that no prior notice is required if there is pending Event of Default.

         Section 2.15 CAPITAL ADEQUACY. If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of the Lender's obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation by an amount deemed to the Lender or its parent corporation to be material, then from time to time on demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction. Certificates of the Lender sent to the Borrower from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent manifest error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods.

                                   ARTICLE III

                                SECURITY INTEREST

         Section 3.1 GRANT OF SECURITY INTEREST. The Borrower hereby assigns and grants to the Lender a security interest (collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or with the Lender as a participant with other lenders, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations").

         Section 3.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. In addition to the rights of the Lender under Section 6.10 hereof, with respect to any and all rights to payment constituting Collateral the Lender may at any time (after the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of the Borrower, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive and, open Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         Section 3.3 ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

          Section  3.4  OCCUPANCY.  Subject to  provisions  of any leases of the
Premise:

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time after the occurrence and during the continuance of an Event of Default.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The right of the Lender to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

         Section 3.5 LICENSE. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

         Section 3.6 VEHICLE TITLES. The Borrower represents and warrants that it has delivered to Lender all title documents with respect to the portion of the Collateral consisting of Vehicles and Borrower will execute such documents as Lender may reasonably require so that Lender's lien is shown on such title documents.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         Section 4.1  CONDITIONS PRECEDENT TO THE INITIAL ADVANCE.

         The obligation of the Lender to make the initial Advance under the Credit Facility shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed on behalf of the Borrower.

                  (b) The Notes, properly executed on behalf of the Borrower.

                  (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises.

                  (d) Title documents with respect to all of Borrower's Vehicles and documentation executed by Borrower so that Lender's lien will be shown on such titles..

                  (e) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements have been filed and remain in effect against the Borrower, except those financing statements relating to liens permitted pursuant to Section 7.1 hereof and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder, to the extent the Security Interests are capable of being perfected by filing.

                  (f) Current searches of appropriate filing offices showing that (i) no mortgages, deeds of trust, collateral assignments or other security interests have been filed and remain in effect against the Borrower's interest in the Fixtures or the General Intangibles, except those filed by the Lender.

                  (g) A Corporate Resolution Regarding Credit executed by the Secretary of the Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of this Agreement and the Security Documents, (ii) the articles of incorporation and bylaws of the Borrower, and (iii) the signatures of the officers or agents of the Borrower authorized to execute and deliver this Agreement, the Security Documents and other instruments, agreements and certificates, including Advance requests, on behalf of the Borrower.

                  (h) A current certificate issued by the Secretary of State of the state of the Borrower's incorporation, certifying that the Borrower is in compliance with all corporate organizational requirements of such state.

                  (i) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (j) A certificate of an officer of the Borrower confirming, after due investigation, the representations and warranties set forth in Article V hereof.

                  (k) An opinion of counsel to the Borrower, addressed to the Lender, together with the results of a litigation search or searches showing all actions and proceedings where the Borrower is a defendant or involving a claim against the Borrower.

                  (l) Certificates of the insurance required hereunder, with all hazard insurance containing a loss payee endorsement in favor of the Lender ( to the extent of its interest in the Collateral) and with all liability insurance naming the Lender as an additional insured.

                  (m) Payment of the fees due through the date of the initial Advance under Article II hereof and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.7 hereof (including without limitation the Lender's attorneys' fees as provided in Section 9.7); provided that the attorneys fees of Lender through the date of the initial Advance hereunder shall be limited to $6,000;

                  (n) Such other documents as the Lender in its reasonable discretion may require, including without limitation such documents as are necessary to perfect any and all registered trademarks or trade names (including without limitation the trade names and trademarks "Sunrise Preschools" and "Sunrise Educational Services).

         Section 4.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Lender to make each Advance shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article V hereof are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

         Section 4.3 SPECIAL CONDITIONS/LANDLORD WAIVER REQUIREMENT. Prior to any advance under Facility One, and in any event within ninety (90) days of the date of this Agreement, Borrower shall have obtained from the landlords of at least 75% of the child care facilities operated by Borrower an executed landlord's waiver of lien right in the form provided by Lender (referred to herein as the "Landlord Waiver Requirement").

         Section 4.4 STOCK WARRANT/WARRANT REQUIREMENT. Prior to any advance under Facility One, and in any event within ninety (90) days from the date of this Agreement, Borrower shall issue to Lender a Stock Warrant with respect to 10,000 shares of the Common Stock of Borrower (the "Stock Warrant") in a form prepared by Lender (the "Warrant Requirement"). The price in the Warrant shall be the average bid price for such stock for the five days prior to the closing hereunder. The Warrant shall contain anti-dilution provisions.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         Section 5.1 CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, the Borrower has done business solely under the names set forth in EXHIBIT B hereto. The chief executive office and principal place of business of the Borrower is located at the address set forth in EXHIBIT B hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in EXHIBIT B hereto.

         Section 5.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         Section 5.3 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         Section 5.4 SUBSIDIARIES. The Borrower has no Subsidiaries other than Sunrise Preschools Hawaii, Inc. which subsidiary holds no assets. Borrower shall notify Lender in advance of creating any other Subsidiaries.

         Section 5.5 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for its fiscal year ended and unaudited financial statements of the Borrower for the month ended, and those statements fairly present the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

         Section 5.6 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

         Section 5.7 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 5.8 TAXES. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

         Section 5.9 TITLES AND LIENS. The Borrower has marketable title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section 5.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except in the case of any such property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office.

         Section 5.10 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

         Section 5.11 DEFAULT. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

         Section 5.12 ENVIRONMENTAL PROTECTION. The Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. The Borrower shall provide copies of all such permits, licenses and other authorizations to the Lender upon the Lender's request. The Borrower also shall provide to the Lender copies of all environmental investigation and inspection reports available to the Borrower that pertain to the Borrower's facilities, upon the Lender's request. Except as previously disclosed to the Lender in writing, the Borrower and all activities of the Borrower at its facilities comply in all material respects with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower with respect thereto. Except as previously disclosed to the Lender in writing, the Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in

Environmental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware. Except as previously disclosed to the Lender in writing, the Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws. Except as previously disclosed to the Lender in writing, the Borrower has received no inquiry from any federal, state or local agency concerning the Borrower's facilities or any adjacent properties involving possible environmental contamination or violations of any Environmental Laws, and has no knowledge of any such inquiry to any party concerning the Borrower's facilities or any adjacent properties. The Borrower agrees to notify the Lender promptly in writing of any inquiries by third parties or regulatory agencies concerning the possible presence of environmental contamination on the Borrower's facilities or any adjacent properties or concerning any possible violations of Environmental Laws involving the Borrower's facilities or any adjacent properties. The Lender shall have the right to enter the Borrower's facilities for the purpose of conducting environmental investigations, including taking soil and water samples, during the Borrower's normal business hours of operation.

         Section 5.13 SUBMISSIONS TO THE LENDER. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

         Section 5.14 FINANCING STATEMENTS. The Borrower has provided to the Lender signed financing statement(s) (and in the case of vehicles, signed title documents) sufficient when filed to perfect the Security Interests and the other security interests created by the Security Documents. When such financing statements (or title documents with respect to Vehicles) are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         Section 5.15 RIGHTS TO PAYMENT. Each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents and each obligation thereunder is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

         So long as the Note shall remain unpaid or the Credit Facility shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 6.1 REPORTING REQUIREMENTS. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 120 days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 5.5 hereof, including a note signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.15 and Section 7.10 hereof and including a certificate of the chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 5.5 hereof and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 45 days after the end of each quarter, an unaudited internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such quarter month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.15 and Section 7.10 hereof;

                  (c) within 30 days after the end of each month, agings of the Borrower's accounts receivable and its accounts payable and an inventory certification report as at the end of such month;

                  (d) at least 30 days before the  beginning of each year of the
Borrower, the projected balance sheets and income statements for the ensuing twelve months, each in reasonable detail, representing the good faith projections of the Borrower and certified by the Borrower's chief financial officer as being identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.6 hereof or which seek a monetary recovery against the Borrower in excess of $25,000;

                  (f) as promptly as practicable (but in any event not later than five (5) business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (g) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (h) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (i) promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of the Borrower of a material nature; and (ii) any change in the persons constituting the officers and directors of the Borrower;

                  (j) promptly upon knowledge thereof, notice of any material loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (k) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (l) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange, including without limitation the Borrower's Quarterly 10Q Reports no later that 45 days after the quarterly period ending and the Borrower's Annual 10K Report no later than 90 days after the fiscal year period ending;

                  (m) promptly upon knowledge thereof, notice of the violation by the Borrower of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

                  (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may reasonably request.

                  (o) at the time of a requested Advance under Facility One a report showing the Pro Forma Cash Flow Coverage Ratio taking into account the Advance and the acquisition for which the request is made.

         Section 6.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Lender, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the affairs of the Borrower with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

         Section 6.3 ACCOUNT VERIFICATION. The Borrower will at any time and from time to time as Lender may reasonably request, send requests for verification of accounts or notices of assignment to account debtors and other obligors.

         Section 6.4 COMPLIANCE WITH LAWS; ENVIRONMENTAL INDEMNITY. The Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. The Borrower will indemnify, defend and hold the Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by the Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

         Section 6.5 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and so long as the Collateral and the Lender's lien thereon is not in any manner impaired by any enforcement remedy available to the tax levying entity during the period of such contest.

         Section 6.6  MAINTENANCE OF PROPERTIES.

                  (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Lender, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                  (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section 7.1 hereof.

         Section 6.7 INSURANCE. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured and liability insurance shall be maintained in the following minimum amounts: $1,000,000 per occurrence, $2,000,000 in aggregate and $10,000,000 in umbrella coverage.

         Section 6.8 PRESERVATION OF CORPORATE EXISTENCE. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         Section 6.9 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

         Section 6.10 PERFORMANCE BY THE LENDER. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten (10) calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the performance or observance by the Lender of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.11.

         Section 6.11 CURRENT RATIO. The Borrower will at all times maintain a Current Ratio of not less than 1.25 to 1.00 measured on a quarterly basis.

         Section 6.12 DEBT TO WORTH RATIO. The Borrower will at all times maintain a Debt to Worth Ratio of not more than 1.50 to 1.00 measured on a quarterly basis.

         Section 6.13 CASH FLOW COVERAGE RATIO. The Borrower will at all times maintain a Cash Flow Ratio of not less than 1.50 to 1.00 measured on rolling basis for the prior four quarters.

         Section 6.14 DEBT TO EBIDTA RATIO. The Borrower will at all times maintain a Debt to EBIDTA Ratio of not more than 3.00 to 1.00 measured on a quarterly basis.

         Section 6.15 PRO FORMA CASH FLOW COVERAGE RATIO. Each Pro Forma Report required hereunder shall show that Borrower will maintain a Cash Flow Coverage Ratio of not more than 1.50 to 1.00 for the applicable period.

         Section 6.16 SALES PROCEEDS. All proceeds from the sale of the collateral or any other assets of Borrower shall be payable directly to Lender to reduce the amount of the Credit Facilities. Notwithstanding the foregoing, so long as no Event of Default has occurred and pending and so long as the sale in question would not result in an Event of Default, Borrower may retain:

                    (i) sales proceeds which are used to replace the Collateral or other property sold with property of a similar type;

                    (ii) the  proceeds  of the sale of up to four (4) child care centers in any twelve  month period not to exceed eight
                         (8) child care centers in total; and

                   (iii) the  proceeds  of the sale of any  assets  not  covered under (i) or (ii) above to Lender to the extent of 20% of all such other assets (based on their book value) sold in any twelve month period.

         Section 6.17 WARRANT. Borrower shall timely and fully comply with the provisions of the Stock Warrant.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          So long as the Note shall remain unpaid or the Credit Facility shall be outstanding, the Borrower agrees that, without the prior written consent of the Lender:

         Section 7.1 LIENS. Unless approved in writing by Lender, the Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness, other than leases of Vehicles from non-Affiliated third party lessors and other than liens securing loans approved by Lender under Section 7.2(d) below. This limitation is specifically intended to extend to any assignment (as collateral or otherwise) of any of Borrower's interest in any leases of any of the Premises.

         Section 7.2 INDEBTEDNESS. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of the Borrower in existence on the date hereof and listed in EXHIBIT C hereto;

                  (c) Subordinated Debt; and

                  (d) other indebtedness approved, in advance and in writing by Lender, which approval shall not be unreasonable withheld.

         Section 7.3 GUARANTIES. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

         Section 7.4  INVESTMENTS AND SUBSIDIARIES.

                  (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                         (1)  investments  in direct  obligations  of the United
States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                         (2) advances in the form of progress payments,  prepaid
rent or security deposits.

                         (3) up to  $500,000 in the Eaton  Vance  Floating  Rate
Fund.

                         (4) regular bank checking and savings accounts.

                  (b) The Borrower will not create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in EXHIBIT B hereto.

         Section 7.5 DIVIDENDS. The Borrower will not declare or pay any dividends on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly, during the pendency of any Event of Default if the effect of the same would result in Borrower failing to satisfy any of the financial covenants of this Agreement.

          Section 7.6 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of: the stock of any Subsidiary, or any of the Collateral or other of its assets. Notwithstanding the foregoing, so long as no Event of Default exists or would result from the sale, Borrower may

                    (i) sell tangible assets so long as the same is immediately replaced with assets of a similar type of equal or greater value;

                    (ii) sell up to four (4) child  care centers  in any  twelve month period not to exceed a total of eight (8) child care centers;

                   (iii) sell  assets not  included  in (i) or (ii) above to the extent of not more than 20% of all such other assets (based on book value) in any twelve month period.


Borrower will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

         Section 7.7 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire in a transaction analogous in purpose or effect to a consolidation or merger all or substantially all the assets of any other Person.

         Section 7.8 SALE AND LEASEBACK. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 7.9 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

         Section 7.10 ACCOUNTING. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

         Section 7.11 DEFINED BENEFIT PENSION PLANS. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10 hereof.

         Section 7.12 OTHER DEFAULTS. The Borrower will not permit any breach, default or event of default by the Borrower to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

         Section 7.13 PLACE OF BUSINESS; NAME. The Borrower shall give Lender at least thirty (30) days prior written notice of any transfer of its chief executive office or principal place of business, or of any move, relocation, or closing of any business location. Borrower will not sell any business location except as permitted in Section 7.6 above. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. The Borrower, shall give Lender at least thirty (30) days prior written notice of any change of its name.

         Section 7.14 ORGANIZATIONAL DOCUMENTS. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws in any manner which could adversely affect the obligations to Lender or the validity, perfection or priority of any liens in favor of Lender, without the Lender's prior written consent. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or, if the Borrower already is such an S Corporation, it shall not change or rescind its status as an S Corporation.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

          Section 8.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of any interest on or principal under any of the Notes if not paid within ten (10) days of the date when the same becomes due and payable; or

                  (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement if not paid within ten (10) days of its due date; or

                  (c) Default in the performance, or breach, of any other covenant or agreement of the Borrower contained in this Agreement not cured within twenty (20) days of written notice thereof from Lender to Borrower; or

                  (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be and not dismissed within forty-five (45) days; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor and not dismissed within sixty (60) days; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor and not dismissed within thirty (30) days; or

                  (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor (and in the case of an involuntary petition the same is not dismissed in sixty (60) days); or

                  (f) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when made or deemed hereunder to be remade; or

                  (g) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $50,000.00 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

                  (h) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

                  (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of the Borrower in favor of the Plan; or

                  (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note; or

                  (k) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

                  (l) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) except as allowed by Section 6.5 or notice of any state or federal tax liens shall be filed or issued; or

                  (m) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder; or

         Section 8.2 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

                  (a) The Lender may, by notice to the Borrower, declare the Credit Facility to be terminated, whereupon the same shall forthwith terminate;

                  (b) The Lender may, by notice to the Borrower, declare to be forthwith due and payable the entire unpaid principal amounts of the Notes then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the Notes, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower, including without limitation any funds on deposit with the Lender, whether or not matured, to the payment of the Advances, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder;

                  (d) The Lender may, exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (f) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(e) hereof, the entire unpaid principal amounts of the Notes (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

         Section 8.3 CERTAIN NOTICES. If notice to the Borrower of any intended disposition of Collateral, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least five (5) calendar days prior to the date of intended disposition or other action.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         Section 9.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 9.3 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:

         If to the Borrower:

         Sunrise Educational Services, Inc.
         9128 East San Salvidor Drive
         Scottsdale, Arizona 85258
         Attention:  Ron O'Connor
         Telecopier:  (602) 860-4314

         With a copy to:

         Streich Lang
         Two North Central Avenue
         Phoenix, Arizona 85004-2391
         Attention:  Neil Irwin
         Telecopier: (602) 229-5690

         If to the Lender:

         Imperial Bank
         9920 South La Cienega Boulevard
         Suite 636
         Inglewood, California 90301
         Attention: General Counsel
         Telecopier: (310) 417-5695

         With a copy to:
         Imperial Bank
         4343 East Camelback Road
         Suite 444
         Phoenix, Arizona 85018
         Attention: Scott Spillman
         Telecopier:(602) 952-8643
or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II hereof shall not be effective until received by the Lender.

         Section 9.4 FINANCING STATEMENT. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         Name and address of Debtor:

         Sunrise Educational Services, Inc.
         9128 San Salvador Drive
         Scottsdale, Arizona 85258

         Federal Tax Identification No. 86-0532619

         Name and address of Secured Party:
         Imperial Bank, a California banking corporation
         Lending Services
         9920 South La Cienega Boulevard
         Inglewood, California 90301
         Attention: General Counsel

         Section 9.5 FURTHER DOCUMENTS. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         Section 9.6 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

         Section 9.7 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests.

         Section 9.8 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.7 hereof and the environmental indemnity pursuant to Section 6.4 hereof, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advances, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advances (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this Section 9.8 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations.

         Section 9.9 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

         Section 9.10 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         Section 9.11 BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; SHARING OF INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limitation of the Lender's right to share information regarding the Borrower and its Affiliates with Lender's participants, accountants, lawyers and other advisors, the Lender may share at any time with Imperial Bancorp. and all direct and indirect subsidiaries of Imperial Bancorp. any and all information the Lender may have in its possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such sharing of such information.

         Section 9.12 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California, except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Subject to the provisions of Section 9.15 hereof, each party consents to the personal jurisdiction and venue of the state courts located in Los Angeles, State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in the Superior Court of Los Angeles County, California. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement or any of the Loan Documents.

         Section 9.13 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 9.14 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 9.15 REFERENCE PROVISION. a. Each controversy, dispute or claim ("Claim") between the parties arising out of or relating to this Agreement and/or any of the Loan Documents which is not settled in writing within ten days after the "Claim Date" (defined as the date on which a party gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in Los Angeles, California, in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any Claim, including whether such Claim is subject to the reference proceeding and the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court of Los Angeles (the "Court"). The referee shall be a retired Judge selected by mutual agreement of the parties, and if they cannot so agree within thirty days (30) after the Claim Date, the referee shall be selected by the Presiding Judge of the Court. The referee shall be appointed to sit as a temporary judge, as authorized by law. The referee shall (a) be requested to set the matter for hearing within sixty
(60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP 644 in the Court.
All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducing discovery. Depositions may be taken by either party upon seven (7) days written notice, and, request for production of inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties.


         b. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The prevailing party shall be entitled to an award of reasonable attorneys' fees and other costs incurred, pursuant to California Civil Code
Section 1717, as amended. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject to the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                            SUNRISE EDUCATIONAL SERVICES, INC.

                            By:
                               --------------------------------------------
                            Name:
                                  -----------------------------------------
                            Title:
                                  -----------------------------------------

                            IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION

                            By:
                               --------------------------------------------
                            Name:
                                  -----------------------------------------
                            Title:
                                  -----------------------------------------

                   EXHIBIT B TO CREDIT AND SECURITY AGREEMENT


NAMES

Sunrise Educational Services, Inc.
Sunrise Preschools, Inc.
Suncrest Private Schools
Sunburst Child Care

CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

9128 San Salvador Drive
Scottsdale, Arizona 85258

OTHER INVENTORY AND EQUIPMENT LOCATIONS

See Exhibit E

SUBSIDIARIES

Sunrise Preschools, Hawaii, Inc.

                   EXHIBIT C TO CREDIT AND SECURITY AGREEMENT




PERMITTED LIENS, INDEBTEDNESS AND GUARANTIES

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE
To: Imperial Bank, a California banking corporation
   ---------------------------------------------------------

Date:

Subject:     Financial Statements
        ----------------------------------------------------
             In  accordance with our Credit and Security  Agreement  dated as of
(the "Credit Agreement"), attached are the financial statements of ___________ (the "Borrower") for the period ending and the year-to-date period then ended
(the "Current Financials"). All terms in this certificate have the meanings given in the Credit Agreement and are given on behalf of the Borrower.

            On behalf of the  Borrower,  I certify  that the Current  Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the financial condition of the Borrower as of the date thereof.

            EVENTS OF DEFAULT.  (Check one):

                           ___ The  undersigned  does not have  knowledge of the
            occurrence of a Default or Event of Default under the Credit Agreement.

                           ___ The  undersigned  has knowledge of the occurrence
            of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

            FINANCIAL COVENANTS. On behalf of the Borrower, I further hereby certify as follows:

                  A. CURRENT RATIO. Pursuant to Section 6.11 of the Credit Agreement, as of the Reporting Date, the Borrower's Current Ratio was ___ to 1.00, which ____ satisfies ____ does not satisfy the requirement that such ratio be no less than 1.25 to 1.00 for the Applicable Period ending on the Reporting Date.

                  B. DEBT TO WORTH RATIO. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt to Worth Ratio was ____ to 1.00, which ____ satisfies ____ does not satisfy the requirement that such ratio be no more than 1.50 to 1.00 for the Applicable Period ending on the Reporting Date.

                  C. CASH FLOW COVERAGE RATIO. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrower's Cash Flow Coverage Ratio was ____ to 1.00, which ____ satisfies ____ does not satisfy the requirement that such ratio be no less than 1.5 to 1.00 for the Applicable Period ending on the Reporting Date.

                  D. DEBT EBIDTA RATIO. Pursuant to Section 6.14 of the Credit Agreement, as of the Reporting Date, the Borrower's Cash Flow Ratio was ____ to 1.00, which ____ satisfies ____ does not satisfy the requirement that such ratio be no more than 3.0 to 1.00 for the Applicable Period ending on the Reporting Date

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.



                                       By:
                                          --------------------------------------
                                       Printed Name:
                                                    ----------------------------
                                       Title:
                                             -----------------------------------

                   EXHIBIT E TO CREDIT AND SECURITY AGREEMENT


PREMISES

         The Premises referred to in the Credit and Security Agreement are located at the addresses specified in the attachment hereto.